UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES AND EXCHANGE ACT OF 1934
                              --------------------

       Date of Report (Date of earliest event reported): December 13, 2005
                                                         -----------------

                               STATE BANCORP, INC.
                               -------------------
             (Exact name of Registrant as Specified in its Charter)

         New York                   0-14874                 11-2846511
         --------                   -----------------       -----------------
(State or Other Jurisdiction of     (Commission File        (I.R.S. Employer
 Incorporation)                      Number)                 Identification No.)

                699 Hillside Avenue, New Hyde Park, NY 11040-2512
                -------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (516) 437-1000
                                                           --------------

                                       N/A
                                       ---
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  Entry into a Definitive Material Agreement.

(a) Amendment No. 1 to the 1994 Incentive Stock Option Plan and Amendment No. 1 to the 1999 Incentive Stock Option Plan

     On December 13, 2005, the Board of Directors of the Company (the "Board") approved the amendment of the Company's 1994 Incentive Stock Option Plan and 1999 Incentive Stock Option Plan. The amendments are effective as of December 13, 2005. The 1994 Incentive Stock Option Plan and 1999 Incentive Stock Option Plan, as amended, permit the payment of all or any part of the exercise price of any incentive stock option by delivery to the Company of Common Stock of the Company previously owned by the option holder, provided that such shares shall have been owned by the optionee for at least one (1) year.

(b)  Acceleration of Certain Outstanding Stock Options

On December 13, 2005, the Board approved the accelerated vesting of certain incentive stock options previously granted under the 1994 Incentive Stock Option Plan, 1999 Incentive Stock Option Plan and Stock Option Plan (2002) (together, the "Plans"). Such approval accelerated the vesting of all unvested incentive stock options granted under the Plans. These actions were taken in accordance with applicable provisions of the Plans, and the Company believes the decision to be in the best interests of the Company and its stockholders. As a result of the acceleration, unvested options to purchase approximately 399,388 shares of the Company's Common Stock became fully vested and immediately exercisable. The affected stock options have exercise prices ranging from $12.45 to $22.63 per share and a weighted average exercise price of $18.77. The affected options include 89,523 options held by the Company's executive officers. This acceleration is effective as of December 13, 2005. The Company's decision to accelerate the vesting of the affected incentive stock options was made primarily to eliminate or reduce the compensation expense relating to such options that the Company would otherwise be expected to record in its statement of operations for future periods beginning with the Company's 2006 Fiscal Year due to Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123(R) - "Share-Based Payment," which would require the Company to record compensation expense with respect to certain stock options that remain unvested as of the first day of Fiscal Year 2006.


ITEM 9.01.  Financial Statements and Exhibits.

(a) Exhibits. The following exhibits are furnished as part of this current report on Form 8-K:

     Exhibit No.        Description of Document

     10.1               Amendment No. 1 to the 1994 Incentive Stock Option Plan

     10.2               Amendment No. 1 to the 1999 Incentive Stock Option Plan

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                         STATE BANCORP, INC.



                                        By:/s/ Brian K. Finneran
                                           -------------------------------------
                                            Brian K. Finneran
                                            Secretary/Treasurer


Dated: December 19, 2005

EXHIBIT INDEX

Exhibit No.       Description of Document

10.1              Amendment No. 1 to 1994 Incentive Stock Option Plan
10.2              Amendment No. 1 to 1999 Incentive Stock Option Plan